FIRST CAPITAL, INC. ELECTS NOT TO PARTICIPATE IN U.S. TREASURY DEPARTMENT'S
                            CAPITAL PURCHASE PROGRAM

         Corydon, Indiana; December 31, 2008. First Capital, Inc. (Nasdaq:
FCAP), the holding company for First Harrison Bank (the "Bank"), announced today that it has elected not to participate in the U.S. Treasury Department's Capital Purchase Program. The Company received preliminary approval earlier this month from the U.S. Treasury to participate in the program. Announced by the U.S. Treasury on October 14, 2008, the Capital Purchase Program is a voluntary program under which Treasury is authorized to purchase up to $250 billion in senior preferred stock and warrants from qualifying healthy financial institutions.

         William F. Harrod, President and Chief Executive Officer, stated, "The Capital Purchase Program is aimed at healthy banks and we are pleased that we have been selected to participate. After extensive evaluation by our Board of Directors and management, the Company has elected not to participate in the program. Over the years we have remained committed to making loans in the communities in which we have offices. First Harrison Bank is well capitalized under regulatory guidelines and we believe our existing capital levels are adequate to support our current business plan."

         This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

         Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

         Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:
--------
Chris Frederick
Chief Financial Officer
812-734-3464